Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Senior Vice President, Director of Investor Relations 920-491-7059 Media Contact: Andrea Kozek, Vice President, Public Relations Senior Manager 920-491-7518

Record Quarterly Net Interest Income Drives Associated Banc-Corp's Second Quarter 2025 Earnings per Common Share of $0.65

GREEN BAY, Wis. -- July 24, 2025 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $108 million, or $0.65 per common share, for the quarter ended June 30, 2025. These amounts compare to earnings of $99 million, or $0.59 per common share, for the quarter ended March 31, 2025 and earnings of $113 million, or $0.74 per common share, for the quarter ended June 30, 2024.
“Midway through 2025, Associated Bank is seeing strong momentum from the strategic actions we’ve taken over the past several quarters,” said President & CEO Andy Harmening. “In the second quarter, we delivered over $350 million in additional C&I loan growth, another 7 basis points of margin expansion, and the best checking household growth we’ve seen since we began tracking a decade ago--all of which contributed to the strongest quarterly net interest income we've seen in company history. Importantly, we also delivered another 9 basis points of CET1 capital accretion and solid credit performance.”

“While uncertainty has been an ongoing theme at the macro level, we feel well-positioned to build on our momentum over the back half of the year thanks to our strengthened profitability profile, solid capital position, and disciplined approach to growth. We look forward to providing additional updates on our progress along the way."

Second Quarter 2025 Highlights
•Diluted earnings per common share of $0.65
•Record net interest income of $300 million (+5% vs. 1Q 2025; +17% vs. 2Q 2024)
•Total period end loans of $30.6 billion (+1% vs. 1Q 2025; +3% vs. 2Q 2024)
•Total period end deposits of $34.1 billion (-3% vs. 1Q 2025; +4% vs. 2Q 2024)
•Total period end core customer deposits1 of $28.3 billion (-3% vs. 1Q 2025; +4% vs. 2Q 2024)
•Net interest margin of 3.04%
•Noninterest income of $67 million
•Noninterest expense of $209 million
•Provision for credit losses of $18 million
•Allowance for credit losses on loans / total loans of 1.35%
•Net charge offs / average loans (annualized) of 0.17%
•Book value / share of $27.67
•Tangible book value / share1 of $20.84
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Second quarter 2025 average total loans of $30.5 billion increased 1%, or $381 million, from the prior quarter and increased 3%, or $912 million, from the same period last year. With respect to second quarter 2025 average balances by loan category:
•Commercial and business lending increased $371 million from the prior quarter and increased $1.1 billion from the same period last year to $12.1 billion.
•Commercial real estate lending increased $138 million from the prior quarter and increased $202 million from the same period last year to $7.5 billion.
•Consumer lending decreased $128 million from the prior quarter and decreased $374 million from the same period last year to $10.9 billion.
Second quarter 2025 period end total loans of $30.6 billion increased 1%, or $313 million, from the prior quarter and increased 3%, or $989 million, from the same period last year. With respect to second quarter 2025 period end balances by loan category:
•Commercial and business lending increased $339 million from the prior quarter and increased $1.3 billion from the same period last year to $12.4 billion.
•Commercial real estate lending decreased $86 million from the prior quarter and increased $64 million the same period last year to $7.3 billion.
•Consumer lending increased $60 million from the prior quarter and decreased $385 million from the same period last year to $10.9 billion.
We continue to expect 2025 period end loan growth of 5% to 6% as compared to the year ended December 31, 2024.
Deposits
Second quarter 2025 average deposits of $34.2 billion decreased 2%, or $630 million, from the prior quarter and increased 5%, or $1.6 billion, from the same period last year. With respect to second quarter 2025 average balances by deposit category:
•Noninterest-bearing demand deposits increased $9 million from the prior quarter and decreased $63 million from the same period last year to $5.6 billion.
•Savings increased $60 million from the prior quarter and increased $89 million from the same period last year to $5.2 billion.
•Interest-bearing demand deposits decreased $348 million from the prior quarter and increased $418 million from the same period last year to $7.7 billion.
•Money market deposits decreased $91 million from the prior quarter and decreased $6 million from the same period last year to $6.0 billion.
•Brokered CDs decreased $225 million from the prior quarter and increased $162 million from the same period last year to $4.1 billion.

•Other time deposits decreased $31 million from the prior quarter and increased $725 million from the same period last year to $3.7 billion.
•Network transaction deposits decreased $4 million from the prior quarter and increased $249 million from the same period last year to $1.8 billion.
Second quarter 2025 period end deposits of $34.1 billion decreased 3%, or $1.0 billion, from the prior quarter and increased 4%, or $1.5 billion, from the same period last year. With respect to second quarter 2025 period end balances by deposit category:
•Noninterest-bearing demand deposits decreased $353 million from the prior quarter and decreased $33 million from the same period last year to $5.8 billion.
•Savings increased $44 million from the prior quarter and increased $135 million from the same period last year to $5.3 billion.
•Interest-bearing demand deposits decreased $380 million from the prior quarter and increased $297 million from the same period last year to $7.5 billion.
•Money market deposits decreased $225 million from the prior quarter and increased $33 million from the same period last year to $5.9 billion.
•Brokered CDs decreased $125 million from the prior quarter and increased $10 million from the same period last year to $4.1 billion.
•Other time deposits increased $82 million from the prior quarter and increased $724 million from the same period last year to $3.8 billion.
•Network transaction deposits decreased $91 million from the prior quarter and increased $289 million from the same period last year to $1.8 billion.
•Core customer deposits1 decreased $833 million from the prior quarter and increased $1.2 billion from the same period last year to $28.3 billion.
We now expect 2025 period end total deposit growth of 1% to 3% and continue to expect period end core customer deposit growth of 4% to 5% as compared to the year ended December 31, 2024.
Net Interest Income and Net Interest Margin
Second quarter 2025 net interest income of $300 million increased $14 million from the prior quarter and increased $43 million from the same period last year. The net interest margin increased to 3.04%, reflecting a 7 basis point increase from the prior quarter and a 29 basis point increase from the same period last year.
•The average yield on total loans for the second quarter of 2025 increased 6 basis points from the prior quarter and decreased 32 basis points from the same period last year to 5.89%.
•The average cost of total interest-bearing liabilities for the second quarter of 2025 decreased 4 basis points from the prior quarter and decreased 58 basis points from the same period last year to 3.02%.
•The net free funds benefit for the second quarter of 2025 decreased 2 basis points from the prior quarter and decreased 14 basis points from the same period last year to 0.56%.
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Based on our latest forecasts for balance sheet growth and mix, and current market conditions, we now expect total net interest income growth of 14% to 15% in 2025.
Noninterest Income
Second quarter 2025 total noninterest income of $67 million increased $8 million from the prior quarter and increased $2 million from the same period last year. The increase relative to the prior quarter was primarily driven by a $7 million loss recognized in the first quarter of 2025 related to the settlement of the mortgage sale originally announced in December of 2024. With respect to second quarter 2025 noninterest income line items:
•Capital markets, net increased $1 million from the prior quarter and $1 million from the same period a year ago.
•Card-based fees increased $1 million from the prior quarter and decreased $1 million from the same period last year.
•Wealth management fees increased $1 million from the prior quarter and increased slightly from the same period last year.
After adjusting to exclude the fourth quarter 2024 and first quarter 2025 impacts of the mortgage and investment securities sales we announced in December 2024, we now expect total noninterest income growth of between 1% and 2% in 2025.
Noninterest Expense
Second quarter 2025 total noninterest expense of $209 million decreased $1 million from the prior quarter and increased $13 million from the same period last year. With respect to second quarter 2025 noninterest expense line items:
•Personnel expense increased $3 million from the prior quarter and increased $5 million from the same period last year.
•Business development and advertising expense increased $1 million from the prior quarter and increased slightly from the same period last year.
•Legal and professional expense increased $1 million from the prior quarter and increased $2 million from the same period last year.
•Occupancy expense decreased $3 million from the prior quarter and decreased slightly from the same period last year.
•FDIC assessment expense decreased $1 million from the prior quarter and increased $3 million from the same period last year.
After adjusting to exclude the $14 million impact of the loss on prepayments of FHLB advances recognized in the fourth quarter of 2024, we now expect total noninterest expense to grow by 4% to 5% in 2025.

Taxes
Second quarter 2025 tax expense was $28 million, compared to $19 million of tax expense in the prior quarter and $13 million of tax benefit in the same period last year. The effective tax rate for the second quarter of 2025 was 20.34%, compared to 16.03% in the prior quarter.
We continue to expect the annual effective tax rate to be between 19% and 21% in 2025.

Credit
Second quarter 2025 provision for credit losses on loans was $18 million, compared to a provision of $13 million in the prior quarter and a provision of $23 million in the same period last year. With respect to second quarter 2025 credit quality:
•Nonaccrual loans of $113 million decreased $22 million from the prior quarter and decreased $41 million from the same period last year. The nonaccrual loans to total loans ratio was 0.37% in the first quarter, down from 0.44% in the prior quarter and down from 0.52% in the same period last year.
•Second quarter 2025 net charge offs of $13 million increased compared to net charge offs of $9 million in the prior quarter and decreased compared to net charge offs of $21 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $412 million increased $5 million compared to the prior quarter and increased $22 million compared to the same period last year. The ACLL to total loans ratio was 1.35% in the first quarter, up from 1.34% in the prior quarter and up from 1.32% in the same period last year.
In 2025, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.
Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.20% at June 30, 2025. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

SECOND QUARTER 2025 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 24, 2025. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2025 earnings call. The second quarter 2025 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $44 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois, Minnesota and Missouri. The Company also operates loan production offices in Indiana, Kansas, Michigan, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.
NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
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Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)	June 30, 2025	March 31, 2025	Sequential Quarter Change	December 31, 2024	September 30, 2024	June 30, 2024	Comparable Quarter Change
Assets
Cash and due from banks	$521,167	$521,323	$(156)	$544,059	$554,631	$470,818	$50,349
Interest-bearing deposits in other financial institutions	738,938	711,033	27,905	453,590	408,101	484,677	254,261
Federal funds sold and securities purchased under agreements to resell	—	105	(105)	21,955	4,310	3,600	(3,600)
Investment securities available for sale, at fair value	5,036,508	4,796,570	239,938	4,581,434	4,152,527	3,912,730	1,123,778
Investment securities held to maturity, net, at amortized cost	3,672,101	3,705,793	(33,692)	3,738,687	3,769,150	3,799,035	(126,934)
Equity securities	25,912	23,331	2,581	23,242	23,158	22,944	2,967
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	278,356	194,244	84,112	179,665	178,168	212,102	66,254
Residential loans held for sale	96,804	47,611	49,193	646,687	67,219	83,795	13,009
Commercial loans held for sale	8,406	7,910	496	32,634	11,833	—	8,406
Loans	30,607,605	30,294,127	313,478	29,768,586	29,990,897	29,618,271	989,334
Allowance for loan losses	(376,515)	(371,348)	(5,167)	(363,545)	(361,765)	(355,844)	(20,671)
Loans, net	30,231,091	29,922,780	308,311	29,405,041	29,629,131	29,262,428	968,663
Tax credit and other investments	247,111	254,187	(7,076)	258,886	265,385	246,300	811
Premises and equipment, net	377,372	377,521	(149)	379,093	373,816	369,968	7,403
Bank and corporate owned life insurance	691,470	690,551	919	689,000	686,704	683,451	8,019
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	27,255	29,457	(2,203)	31,660	33,863	36,066	(8,811)
Mortgage servicing rights, net	85,245	86,251	(1,005)	87,683	81,977	85,640	(395)
Interest receivable	168,627	159,729	8,898	167,772	167,777	173,106	(4,479)
Other assets	682,373	675,748	6,625	676,987	698,073	672,256	10,118
Total assets	$43,993,729	$43,309,136	$684,593	$43,023,068	$42,210,815	$41,623,908	$2,369,821
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,782,487	$6,135,946	$(353,459)	$5,775,657	$5,857,421	$5,815,045	$(32,558)
Interest-bearing deposits	28,365,079	29,060,767	(695,688)	28,872,777	27,696,877	26,875,995	1,489,084
Total deposits	34,147,565	35,196,713	(1,049,147)	34,648,434	33,554,298	32,691,039	1,456,526
Short-term funding	75,585	311,335	(235,750)	470,369	917,028	859,539	(783,955)
FHLB advances	3,879,489	2,027,297	1,852,192	1,853,807	1,913,294	2,673,046	1,206,443
Other long-term funding	593,530	591,382	2,147	837,635	844,342	536,113	57,417
Allowance for unfunded commitments	35,276	35,276	—	38,776	35,776	33,776	1,500
Accrued expenses and other liabilities	481,503	460,574	20,929	568,485	532,842	588,057	(106,554)
Total liabilities	39,212,948	38,622,578	590,370	38,417,506	37,797,579	37,381,571	1,831,377
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	4,586,669	4,492,446	94,223	4,411,450	4,219,125	4,048,225	538,444
Total stockholders’ equity	4,780,781	4,686,558	94,223	4,605,562	4,413,236	4,242,337	538,444
Total liabilities and stockholders’ equity	$43,993,729	$43,309,136	$684,593	$43,023,068	$42,210,815	$41,623,908	$2,369,821
Numbers may not recalculate due to rounding conventions.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comparable Quarter		Year to Date (YTD)		Comparable YTD
(Dollars in thousands, except per share data)	2Q25	2Q24	Dollar Change	Percentage Change	June 2025	June 2024	Dollar Change	Percentage Change
Interest income
Interest and fees on loans	$447,781	$456,788	$(9,007)	(2)%	$881,080	$911,260	$(30,179)	(3)%
Interest and dividends on investment securities
Taxable	71,174	50,278	20,896	42%	140,962	96,826	44,136	46%
Tax-exempt	13,902	14,669	(767)	(5)%	27,858	29,443	(1,585)	(5)%
Other interest	12,679	8,539	4,140	48%	21,921	16,133	5,788	36%
Total interest income	545,536	530,274	15,262	3%	1,071,821	1,053,662	18,159	2%
Interest expense
Interest on deposits	197,656	221,062	(23,406)	(11)%	406,796	447,293	(40,497)	(9)%
Interest on federal funds purchased and securities sold under agreements to repurchase	2,004	2,303	(299)	(13)%	5,626	5,166	460	9%
Interest on other short-term funding	287	6,077	(5,790)	(95)%	695	10,785	(10,090)	(94)%
Interest on FHLB advances	34,889	34,143	746	2%	50,979	55,814	(4,835)	(9)%
Interest on other long-term funding	10,700	10,096	604	6%	21,785	20,154	1,631	8%
Total interest expense	245,536	273,681	(28,145)	(10)%	485,881	539,211	(53,330)	(10)%
Net interest income	300,000	256,593	43,407	17%	585,940	514,451	71,490	14%
Provision for credit losses	17,996	23,008	(5,012)	(22)%	30,999	47,009	(16,010)	(34)%
Net interest income after provision for credit losses	282,004	233,585	48,419	21%	554,941	467,442	87,499	19%
Noninterest income
Wealth management fees	23,025	22,628	396	2%	45,522	44,323	1,200	3%
Service charges and deposit account fees	13,147	12,263	883	7%	25,961	24,702	1,259	5%
Card-based fees	11,200	11,975	(775)	(6)%	21,642	23,242	(1,600)	(7)%
Other fee-based revenue	4,995	4,857	138	3%	10,245	9,259	986	11%
Capital markets, net	5,765	4,685	1,080	23%	10,110	8,735	1,374	16%
Mortgage banking, net	4,213	2,505	1,709	68%	8,035	5,166	2,869	56%
Loss on mortgage portfolio sale	—	—	—	N/M	(6,976)	—	(6,976)	N/M
Bank and corporate owned life insurance	4,135	4,584	(449)	(10)%	9,339	7,154	2,185	31%
Asset losses, net	(1,735)	(627)	(1,108)	177%	(2,613)	(933)	(1,680)	180%
Investment securities gains, net	7	67	(60)	(90)%	11	3,947	(3,935)	(100)%
Other	2,226	2,222	4	—%	4,477	4,549	(72)	(2)%
Total noninterest income	66,977	65,159	1,818	3%	125,754	130,144	(4,390)	(3)%
Noninterest expense
Personnel	126,994	121,581	5,413	4%	250,890	240,976	9,914	4%
Technology	26,508	27,161	(654)	(2)%	53,646	53,362	285	1%
Occupancy	12,644	13,128	(484)	(4)%	28,025	26,761	1,264	5%
Business development and advertising	7,748	7,535	213	3%	14,134	14,052	82	1%
Equipment	4,494	4,450	44	1%	9,021	9,049	(28)	—%
Legal and professional	6,674	4,429	2,245	51%	12,757	9,101	3,656	40%
Loan and foreclosure costs	2,705	1,793	913	51%	5,299	3,771	1,528	41%
FDIC assessment	9,708	7,131	2,577	36%	20,144	21,077	(933)	(4)%
Other intangible amortization	2,203	2,203	—	—%	4,405	4,405	—	—%
Other	9,674	6,450	3,224	50%	21,648	10,963	10,685	97%
Total noninterest expense	209,352	195,861	13,492	7%	419,971	393,518	26,453	7%
Income before income taxes	139,629	102,884	36,745	36%	260,724	204,068	56,656	28%
Income tax expense (benefit)	28,399	(12,689)	41,089	N/M	47,808	7,326	40,482	N/M
Net income	111,230	115,573	(4,344)	(4)%	212,916	196,742	16,174	8%
Preferred stock dividends	2,875	2,875	—	—%	5,750	5,750	—	—%
Net income available to common equity	$108,355	$112,698	$(4,344)	(4)%	$207,166	$190,992	$16,174	8%

Pre-tax pre-provision income (loss)(a)	157,625	125,892	31,733	25%	291,723	251,077	40,646	16%
Earnings per common share
Basic	$0.65	$0.75	$(0.10)	(13)%	$1.25	$1.27	$(0.02)	(2)%
Diluted	$0.65	$0.74	$(0.09)	(12)%	$1.24	$1.26	$(0.02)	(2)%
Average common shares outstanding
Basic	164,936	149,872	15,063	10%	165,081	149,864	15,217	10%
Diluted	166,343	151,288	15,055	10%	166,506	151,310	15,196	10%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(Dollars and shares in thousands, except per share data)			Sequential Quarter
	2Q25	1Q25	Dollar Change	Percentage Change	4Q24	3Q24	2Q24
Interest income
Interest and fees on loans	$447,781	$433,299	$14,482	3%	$453,253	$465,728	$456,788
Interest and dividends on investment securities
Taxable	71,174	69,788	1,387	2%	50,524	51,229	50,278
Tax-exempt	13,902	13,956	(53)	—%	14,469	14,660	14,669
Other interest	12,679	9,243	3,436	37%	10,478	8,701	8,539
Total interest income	545,536	526,285	19,251	4%	528,724	540,318	530,274
Interest expense
Interest on deposits	197,656	209,140	(11,484)	(5)%	222,888	231,623	221,062
Interest on federal funds purchased and securities sold under agreements to repurchase	2,004	3,622	(1,618)	(45)%	3,203	3,385	2,303
Interest on other short-term funding	287	408	(121)	(30)%	668	6,144	6,077
Interest on FHLB advances	34,889	16,090	18,799	117%	17,908	24,799	34,143
Interest on other long-term funding	10,700	11,085	(385)	(3)%	13,769	11,858	10,096
Total interest expense	245,536	240,345	5,192	2%	258,436	277,809	273,681
Net interest income	300,000	285,941	14,059	5%	270,289	262,509	256,593
Provision for credit losses	17,996	13,003	4,993	38%	16,986	20,991	23,008
Net interest income after provision for credit losses	282,004	272,938	9,066	3%	253,303	241,518	233,585
Noninterest income
Wealth management fees	23,025	22,498	527	2%	24,103	24,144	22,628
Service charges and deposit account fees	13,147	12,814	332	3%	13,232	13,708	12,263
Card-based fees	11,200	10,442	758	7%	11,948	11,731	11,975
Other fee-based revenue	4,995	5,251	(256)	(5)%	5,182	5,057	4,857
Capital markets, net	5,765	4,345	1,420	33%	9,032	4,317	4,685
Mortgage banking, net	4,213	3,822	391	10%	3,387	2,132	2,505
Loss on mortgage portfolio sale	—	(6,976)	6,976	(100)%	(130,406)	—	—
Bank and corporate owned life insurance	4,135	5,204	(1,069)	(21)%	2,322	4,001	4,584
Asset (losses) gains, net	(1,735)	(878)	(857)	98%	364	(474)	(627)
Investment securities gains (losses), net	7	4	3	66%	(148,194)	100	67
Other	2,226	2,251	(25)	(1)%	2,257	2,504	2,222
Total noninterest income (loss)	66,977	58,776	8,201	14%	(206,772)	67,221	65,159
Noninterest expense
Personnel	126,994	123,897	3,097	2%	125,944	121,036	121,581
Technology	26,508	27,139	(631)	(2)%	26,984	27,217	27,161
Occupancy	12,644	15,381	(2,736)	(18)%	14,325	13,536	13,128
Business development and advertising	7,748	6,386	1,362	21%	7,408	6,683	7,535
Equipment	4,494	4,527	(33)	(1)%	4,729	4,653	4,450
Legal and professional	6,674	6,083	591	10%	6,861	5,639	4,429
Loan and foreclosure costs	2,705	2,594	112	4%	1,951	2,748	1,793
FDIC assessment	9,708	10,436	(728)	(7)%	9,139	8,223	7,131
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203
Loss on prepayments of FHLB advances	—	—	—	N/M	14,243	—	—
Other	9,674	11,974	(2,300)	(19)%	10,496	8,659	6,450
Total noninterest expense	209,352	210,619	(1,267)	(1)%	224,282	200,597	195,861
Income (loss) before income taxes	139,629	121,095	18,534	15%	(177,752)	108,142	102,884
Income tax expense (benefit)	28,399	19,409	8,991	46%	(16,137)	20,124	(12,689)
Net income (loss)	111,230	101,687	9,543	9%	(161,615)	88,018	115,573
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875
Net income (loss) available to common equity	$108,355	$98,812	$9,543	10%	$(164,490)	$85,143	$112,698

Pre-tax pre-provision income (loss)(a)	157,625	134,098	23,527	18%	(160,766)	129,133	125,892
Earnings (loss) per common share
Basic	$0.65	$0.60	$0.05	8%	$(1.04)	$0.56	$0.75
Diluted	$0.65	$0.59	$0.06	10%	$(1.03)	$0.56	$0.74
Average common shares outstanding
Basic	164,936	165,228	(292)	—%	157,710	150,247	149,872
Diluted	166,343	166,604	(261)	—%	159,164	151,492	151,288
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Selected Quarterly Information
(Dollars and shares in thousands, except per share data and as noted)	YTD Jun 2025	YTD Jun 2024	2Q25	1Q25	4Q24	3Q24	2Q24
Per common share data
Dividends	$0.46	$0.44	$0.23	$0.23	$0.23	$0.22	$0.22
Market value:
High	25.63	22.48	24.56	25.63	28.14	23.95	22.48
Low	18.91	19.73	18.91	21.06	20.64	20.07	19.90
Close			24.39	22.53	23.90	21.54	21.15
Book value / share			27.67	27.09	26.55	27.90	26.85
Tangible book value (TBV) / share(a)			20.84	20.25	19.71	20.37	19.28
Performance ratios (annualized)
Return on average assets	1.00%	0.97%	1.03%	0.97%	(1.53)%	0.85%	1.13%
Noninterest expense / average assets	1.97%	1.93%	1.93%	2.00%	2.12%	1.93%	1.92%
Effective tax rate	18.34%	3.59%	20.34%	16.03%	N/M	18.61%	(12.33)%
Dividend payout ratio(b)	36.80%	34.65%	35.38%	38.33%	N/M	39.29%	29.33%
Net interest margin	3.01%	2.77%	3.04%	2.97%	2.81%	2.78%	2.75%
Selected trend information
Assets under management, at market value(c)			$15,537	$14,685	$14,773	$15,033	$14,304
Shares repurchased during period(d)	900	900	—	900	—	—	—
Shares outstanding, end of period			165,778	165,807	166,178	151,213	150,785
Loans / deposits ratio			89.63%	86.07%	85.92%	89.38%	90.60%
Stockholders’ equity / assets ratio			10.87%	10.82%	10.70%	10.46%	10.19%
Risk-based capital(e)(f)
Total risk-weighted assets			$34,241,408	$33,800,823	$33,950,173	$33,326,479	$32,767,830
Common equity Tier 1			$3,493,316	$3,417,432	$3,396,836	$3,238,155	$3,172,298
Common equity Tier 1 capital ratio			10.20%	10.11%	10.01%	9.72%	9.68%
Tier 1 capital ratio			10.77%	10.68%	10.58%	10.30%	10.27%
Total capital ratio			12.83%	12.75%	12.61%	12.36%	12.34%
Tier 1 leverage ratio			8.72%	8.69%	8.73%	8.49%	8.37%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a)This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.
(b)Ratio is based upon basic earnings per common share.
(c)In millions. Excludes assets held in brokerage accounts.
(d)Does not include repurchases related to tax withholding on equity compensation.
(e)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(f)June 30, 2025 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
(Dollars in thousands)	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$371,348	$363,545	2%	$361,765	$355,844	$356,006	4%
Provision for loan losses	18,000	16,500	9%	14,000	19,000	21,000	(14)%
Charge offs	(18,348)	(13,714)	34%	(13,770)	(15,337)	(23,290)	(21)%
Recoveries	5,515	5,017	10%	1,551	2,258	2,127	159%
Net (charge offs) recoveries	(12,833)	(8,698)	48%	(12,220)	(13,078)	(21,163)	(39)%
Balance at end of period	$376,515	$371,348	1%	$363,545	$361,765	$355,844	6%
Allowance for unfunded commitments
Balance at beginning of period	$35,276	$38,776	(9)%	$35,776	$33,776	$31,776	11%
Provision for unfunded commitments	—	(3,500)	(100)%	3,000	2,000	2,000	(100)%
Balance at end of period	35,276	35,276	—%	38,776	35,776	33,776	4%
Allowance for credit losses on loans (ACLL)	$411,791	$406,624	1%	$402,322	$397,541	$389,620	6%
Provision for credit losses on loans	$18,000	$13,000	38%	$17,000	$21,000	$23,000	(22)%
(Dollars in thousands)	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(1,826)	$(4,726)	(61)%	$(2,406)	$(10,649)	$(13,676)	(87)%
Commercial real estate—owner occupied	—	—	N/M	—	—	1	(100)%
Commercial and business lending	(1,826)	(4,726)	(61)%	(2,406)	(10,649)	(13,674)	(87)%
Commercial real estate—investor	(8,493)	(892)	N/M	(6,617)	(1)	(4,569)	86%
Real estate construction	121	30	N/M	4	2	28	N/M
Commercial real estate lending	(8,372)	(863)	N/M	(6,612)	2	(4,541)	84%
Total commercial	(10,198)	(5,589)	82%	(9,018)	(10,647)	(18,216)	(44)%
Residential mortgage	(302)	197	N/M	(239)	(160)	(289)	4%
Auto finance	(689)	(1,519)	(55)%	(1,782)	(1,281)	(1,480)	(53)%
Home equity	237	289	(18)%	277	424	238	—%
Other consumer	(1,881)	(2,076)	(9)%	(1,457)	(1,414)	(1,417)	33%
Total consumer	(2,636)	(3,109)	(15)%	(3,202)	(2,431)	(2,947)	(11)%
Total net charge offs	$(12,833)	$(8,698)	48%	$(12,220)	$(13,078)	$(21,163)	(39)%
(in basis points)	Jun 30, 2025	Mar 31, 2025		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(7)	(18)		(9)	(43)	(55)
Commercial real estate—owner occupied	—	—		—	—	—
Commercial and business lending	(6)	(16)		(8)	(39)	(50)
Commercial real estate—investor	(61)	(7)		(51)	—	(37)
Real estate construction	3	1		—	—	—
Commercial real estate lending	(45)	(5)		(37)	—	(25)
Total commercial	(21)	(12)		(19)	(23)	(40)
Residential mortgage	(2)	1		(1)	(1)	(1)
Auto finance	(9)	(22)		(26)	(19)	(24)
Home equity	14	18		17	26	15
Other consumer	(244)	(268)		(208)	(216)	(221)
Total consumer	(10)	(11)		(11)	(8)	(10)
Total net charge offs	(17)	(12)		(16)	(18)	(29)
(Dollars in thousands)	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Credit quality
Nonaccrual loans	$112,999	$134,808	(16)%	$123,260	$128,476	$154,423	(27)%
Other real estate owned (OREO)	34,287	23,475	46%	20,217	18,830	8,325	N/M
Repossessed assets	882	688	28%	687	793	671	31%
Total nonperforming assets	$148,169	$158,971	(7)%	$144,164	$148,098	$163,418	(9)%
Loans 90 or more days past due and still accruing	$14,160	$3,036	N/M	$3,189	$7,107	$2,354	N/M
Allowance for credit losses on loans to total loans	1.35%	1.34%		1.35%	1.33%	1.32%
Allowance for credit losses on loans to nonaccrual loans	364.42%	301.63%		326.40%	309.43%	252.31%
Nonaccrual loans to total loans	0.37%	0.44%		0.41%	0.43%	0.52%
Nonperforming assets to total loans plus OREO and repossessed assets	0.48%	0.52%		0.48%	0.49%	0.55%
Nonperforming assets to total assets	0.34%	0.37%		0.34%	0.35%	0.39%

Associated Banc-Corp Selected Asset Quality Information (continued)
(Dollars in thousands)	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$6,945	$12,898	(46)%	$19,084	$14,369	$21,190	(67)%
Commercial real estate—owner occupied	—	1,501	(100)%	1,501	9,285	1,851	(100)%
Commercial and business lending	6,945	14,399	(52)%	20,585	23,654	23,041	(70)%
Commercial real estate—investor	15,805	31,689	(50)%	16,705	18,913	48,249	(67)%
Real estate construction	146	125	17%	30	15	16	N/M
Commercial real estate lending	15,950	31,814	(50)%	16,735	18,928	48,265	(67)%
Total commercial	22,895	46,213	(50)%	37,320	42,582	71,306	(68)%
Residential mortgage	73,817	72,455	2%	70,038	70,138	68,058	8%
Auto finance	8,004	7,692	4%	7,402	7,456	6,986	15%
Home equity	8,201	8,275	(1)%	8,378	8,231	7,996	3%
Other consumer	82	173	(53)%	122	70	77	6%
Total consumer	90,104	88,595	2%	85,941	85,894	83,117	8%
Total nonaccrual loans	$112,999	$134,808	(16)%	$123,260	$128,476	$154,423	(27)%
	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$2,593	$7,740	(66)%	$1,260	$1,212	$2,052	26%
Commercial real estate—owner occupied	5,628	1,156	N/M	1,634	2,209	—	N/M
Commercial and business lending	8,221	8,896	(8)%	2,893	3,421	2,052	N/M
Commercial real estate—investor	1,042	2,463	(58)%	36,391	10,746	1,023	2%
Real estate construction	90	—	N/M	21	88	—	N/M
Commercial real estate lending	1,132	2,463	(54)%	36,412	10,834	1,023	11%
Total commercial	9,353	11,360	(18)%	39,305	14,255	3,075	N/M
Residential mortgage	8,744	13,568	(36)%	14,892	13,630	10,374	(16)%
Auto finance	13,149	12,522	5%	14,850	15,458	15,814	(17)%
Home equity	4,338	3,606	20%	4,625	3,146	3,694	17%
Other consumer(a)	2,578	2,381	8%	3,128	2,163	1,995	29%
Total consumer	28,810	32,076	(10)%	37,496	34,397	31,877	(10)%
Total accruing loans 30-89 days past due	$38,163	$43,435	(12)%	$76,801	$48,651	$34,952	9%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Excluding guaranteed student loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter(a)
	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$10,981,221	$179,955	6.57%	$10,583,318	$169,785	6.50%	$9,915,894	$181,615	7.37%
Commercial real estate—owner occupied	1,114,054	16,014	5.77%	1,141,167	16,200	5.76%	1,095,334	16,577	6.09%
Commercial and business lending	12,095,274	195,969	6.50%	11,724,484	185,985	6.43%	11,011,228	198,191	7.24%
Commercial real estate—investor	5,582,333	91,569	6.58%	5,415,412	87,089	6.52%	4,964,394	88,737	7.19%
Real estate construction	1,869,708	33,883	7.27%	1,898,582	33,945	7.25%	2,285,379	45,466	8.00%
Commercial real estate lending	7,452,041	125,452	6.75%	7,313,994	121,034	6.71%	7,249,773	134,203	7.45%
Total commercial	19,547,316	321,421	6.59%	19,038,479	307,020	6.54%	18,261,000	332,394	7.32%
Residential mortgage	7,034,607	64,995	3.70%	7,256,320	66,823	3.68%	7,905,236	69,389	3.51%
Auto finance	2,933,161	41,156	5.63%	2,844,730	39,176	5.59%	2,524,107	35,021	5.58%
Home equity	667,339	12,098	7.25%	657,625	12,052	7.34%	630,855	12,975	8.23%
Other consumer	309,578	8,644	11.20%	313,828	8,773	11.34%	258,366	7,528	11.72%
Total consumer	10,944,685	126,893	4.64%	11,072,503	126,824	4.61%	11,318,564	124,913	4.42%
Total loans	30,492,001	448,313	5.89%	30,110,982	433,844	5.83%	29,579,564	457,307	6.21%
Investments
Taxable securities	6,578,690	71,174	4.33%	6,398,584	69,788	4.36%	5,680,757	50,479	3.55%
Tax-exempt securities(b)	2,004,725	17,598	3.51%	2,016,144	17,666	3.50%	2,116,174	17,896	3.38%
Other short-term investments	999,294	12,679	5.09%	757,227	9,243	4.95%	620,943	9,304	6.03%
Total investments	9,582,709	101,451	4.24%	9,171,955	96,696	4.22%	8,417,874	77,680	3.69%
Total earning assets and related interest income	40,074,710	$549,764	5.50%	39,282,937	$530,540	5.45%	37,997,438	$534,987	5.65%
Other assets, net	3,345,353			3,347,690			3,103,168
Total assets	$43,420,063			$42,630,627			$41,100,606
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,222,869	$17,139	1.32%	$5,162,468	$17,929	1.41%	$5,133,688	$21,972	1.72%
Interest-bearing demand	7,683,402	42,485	2.22%	8,031,707	45,430	2.29%	7,265,621	48,109	2.66%
Money market	5,988,947	38,695	2.59%	6,079,551	39,560	2.64%	5,995,005	46,391	3.11%
Network transaction deposits	1,843,998	20,211	4.40%	1,847,972	20,067	4.40%	1,595,312	21,416	5.40%
Brokered CDs	4,089,844	45,418	4.45%	4,315,311	49,292	4.63%	3,927,727	52,306	5.36%
Other time deposits	3,725,205	33,707	3.63%	3,756,332	36,862	3.98%	2,999,936	30,867	4.14%
Total interest-bearing deposits	28,554,266	197,656	2.78%	29,193,341	209,140	2.91%	26,917,289	221,062	3.30%
Federal funds purchased and securities sold under agreements to repurchase	220,872	2,004	3.64%	375,910	3,622	3.91%	213,921	2,303	4.33%
Other short-term funding	17,580	287	6.55%	31,312	408	5.28%	561,596	7,044	5.04%
FHLB advances	3,221,749	34,889	4.34%	1,595,972	16,090	4.09%	2,432,195	34,143	5.65%
Other long-term funding	592,664	10,700	7.22%	627,658	11,085	7.06%	533,670	10,096	7.57%
Total short and long-term funding	4,052,863	47,880	4.74%	2,630,852	31,205	4.79%	3,741,381	53,586	5.75%
Total interest-bearing liabilities and related interest expense	32,607,129	$245,536	3.02%	31,824,193	$240,345	3.06%	30,658,670	$274,648	3.60%
Noninterest-bearing demand deposits	5,648,935			5,640,123			5,712,115
Other liabilities	431,338			535,732			563,616
Stockholders’ equity	4,732,661			4,630,578			4,166,204
Total liabilities and stockholders’ equity	$43,420,063			$42,630,627			$41,100,606
Interest rate spread			2.48%			2.39%			2.05%
Net free funds			0.56%			0.58%			0.70%
Fully tax-equivalent net interest income and net interest margin		$304,228	3.04%		$290,195	2.97%		$260,340	2.75%
Fully tax-equivalent adjustment		4,228			4,254			3,747
Net interest income		$300,000			$285,941			$256,593
Numbers may not recalculate due to rounding conventions.
(a)Prior periods have been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year(a)
	Six Months Ended June 30,
	2025			2024
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$10,783,368	$349,740	6.54%	$9,822,806	$359,302	7.35%
Commercial real estate—owner occupied	1,127,535	32,214	5.76%	1,090,935	32,979	6.08%
Commercial and business lending	11,910,904	381,954	6.46%	10,913,741	392,281	7.23%
Commercial real estate—investor	5,499,334	178,658	6.55%	5,002,956	181,099	7.28%
Real estate construction	1,884,065	67,829	7.26%	2,316,911	91,954	7.98%
Commercial real estate lending	7,383,399	246,486	6.73%	7,319,867	273,053	7.50%
Total commercial	19,294,303	628,440	6.57%	18,233,608	665,334	7.34%
Residential mortgage	7,144,851	131,818	3.69%	7,965,375	138,120	3.47%
Auto finance	2,889,190	80,332	5.61%	2,448,914	67,624	5.55%
Home equity	662,509	24,150	7.29%	563,992	26,036	9.23%
Other consumer	311,691	17,417	11.27%	262,404	15,185	11.64%
Total consumer	11,008,241	253,717	4.62%	11,240,684	246,965	4.40%
Total loans	30,302,544	882,157	5.86%	29,474,293	912,299	6.22%
Investments
Taxable securities	6,489,135	140,962	4.34%	5,598,890	97,206	3.47%
Tax-exempt securities(b)	2,010,403	35,264	3.51%	2,124,763	35,920	3.38%
Other short-term investments	878,929	21,921	5.03%	598,888	17,615	5.91%
Total investments	9,378,467	198,147	4.23%	8,322,541	150,741	3.62%
Total earning assets and related interest income	39,681,011	$1,080,304	5.48%	37,796,834	$1,063,040	5.65%
Other assets, net	3,346,515			3,135,876
Total assets	$43,027,526			$40,932,710
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,192,835	$35,068	1.36%	$5,030,859	$43,719	1.75%
Interest-bearing demand	7,856,593	87,915	2.26%	7,377,870	98,099	2.67%
Money market	6,033,999	78,255	2.62%	6,055,804	93,698	3.11%
Network transaction deposits	1,845,974	40,278	4.40%	1,623,625	43,621	5.40%
Brokered CDs	4,201,955	94,711	4.55%	4,098,304	109,116	5.35%
Other time deposits	3,740,683	70,569	3.80%	2,964,685	59,040	4.00%
Total interest-bearing deposits	28,872,038	406,796	2.84%	27,151,147	447,293	3.31%
Federal funds purchased and securities sold under agreements to repurchase	297,963	5,626	3.81%	238,950	5,166	4.35%
Other short-term funding	24,408	695	5.74%	503,602	12,646	5.05%
FHLB advances	2,413,352	50,979	4.26%	1,986,221	55,814	5.65%
Other long-term funding	610,064	21,785	7.14%	536,388	20,154	7.51%
Total short and long-term funding	3,345,786	79,085	4.76%	3,265,160	93,780	5.77%
Total interest-bearing liabilities and related interest expense	32,217,824	$485,881	3.04%	30,416,308	$541,073	3.58%
Noninterest-bearing demand deposits	5,644,554			5,797,084
Other liabilities	483,247			545,526
Stockholders’ equity	4,681,901			4,173,793
Total liabilities and stockholders’ equity	$43,027,526			$40,932,710
Interest rate spread			2.44%			2.07%
Net free funds			0.57%			0.70%
Fully tax-equivalent net interest income and net interest margin		$594,423	3.01%		$521,967	2.77%
Fully tax-equivalent adjustment		8,483			7,516
Net interest income		$585,940			$514,451
Numbers may not recalculate due to rounding conventions.
(a)Prior periods have been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Loan and Deposit Composition
(Dollars in thousands)
Period end loan composition	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Commercial and industrial	$11,281,964	$10,925,769	3%	$10,573,741	$10,258,899	$9,970,412	13%
Commercial real estate—owner occupied	1,101,501	1,118,363	(2)%	1,143,741	1,120,849	1,102,146	—%
Commercial and business lending	12,383,465	12,044,132	3%	11,717,483	11,379,748	11,072,558	12%
Commercial real estate—investor	5,370,422	5,597,442	(4)%	5,227,975	5,070,635	5,001,392	7%
Real estate construction	1,950,267	1,809,054	8%	1,982,632	2,114,300	2,255,637	(14)%
Commercial real estate lending	7,320,689	7,406,496	(1)%	7,210,607	7,184,934	7,257,029	1%
Total commercial	19,704,154	19,450,628	1%	18,928,090	18,564,683	18,329,587	7%
Residential mortgage	6,949,387	6,999,654	(1)%	7,047,541	7,803,083	7,840,073	(11)%
Auto finance	2,969,495	2,878,765	3%	2,810,220	2,708,946	2,556,009	16%
Home equity	676,208	654,140	3%	664,252	651,379	634,142	7%
Other consumer	308,361	310,940	(1)%	318,483	262,806	258,460	19%
Total consumer	10,903,451	10,843,499	1%	10,840,496	11,426,214	11,288,684	(3)%
Total loans	$30,607,605	$30,294,127	1%	$29,768,586	$29,990,897	$29,618,271	3%

Quarter average loan composition	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Commercial and industrial(a)	$10,981,221	$10,583,318	4%	$10,338,865	$9,884,246	$9,915,894	11%
Commercial real estate—owner occupied	1,114,054	1,141,167	(2)%	1,135,624	1,087,144	1,095,334	2%
Commercial and business lending	12,095,274	11,724,484	3%	11,474,489	10,971,390	11,011,228	10%
Commercial real estate—investor	5,582,333	5,415,412	3%	5,120,608	5,085,090	4,964,394	12%
Real estate construction	1,869,708	1,898,582	(2)%	2,086,188	2,150,416	2,285,379	(18)%
Commercial real estate lending	7,452,041	7,313,994	2%	7,206,796	7,235,505	7,249,773	3%
Total commercial	19,547,316	19,038,479	3%	18,681,285	18,206,896	18,261,000	7%
Residential mortgage(a)	7,034,607	7,256,320	(3)%	7,814,056	7,888,290	7,905,236	(11)%
Auto finance	2,933,161	2,844,730	3%	2,771,414	2,635,890	2,524,107	16%
Home equity	667,339	657,625	1%	656,792	642,463	630,855	6%
Other consumer	309,578	313,828	(1)%	278,370	260,547	258,366	20%
Total consumer	10,944,685	11,072,503	(1)%	11,520,632	11,427,191	11,318,564	(3)%
Total loans(a)	$30,492,001	$30,110,982	1%	$30,201,918	$29,634,087	$29,579,564	3%

Period end deposit and customer funding composition(b)	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Noninterest-bearing demand	$5,782,487	$6,135,946	(6)%	$5,775,657	$5,857,421	$5,815,045	(1)%
Savings	5,291,674	5,247,291	1%	5,133,295	5,072,508	5,157,103	3%
Interest-bearing demand	7,490,772	7,870,965	(5)%	7,994,475	7,302,239	7,193,485	4%
Money market	5,915,867	6,141,275	(4)%	6,009,793	5,831,637	5,882,508	1%
Network transaction deposits	1,792,362	1,882,930	(5)%	1,758,388	1,566,908	1,502,919	19%
Brokered CDs	4,072,048	4,197,512	(3)%	4,276,309	4,242,670	4,061,578	—%
Other time deposits	3,802,356	3,720,793	2%	3,700,518	3,680,914	3,078,401	24%
Total deposits	34,147,565	35,196,713	(3)%	34,648,434	33,554,298	32,691,039	4%
Other customer funding(c)	75,440	85,950	(12)%	100,044	110,988	89,524	(16)%
Total deposits and other customer funding	$34,223,005	$35,282,663	(3)%	$34,748,478	$33,665,286	$32,780,564	4%
Net deposits and other customer funding(d)	$28,358,595	$29,202,221	(3)%	$28,713,780	$27,855,707	$27,216,066	4%

Quarter average deposit composition	Jun 30, 2025	Mar 31, 2025	Seql Qtr % Change	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Comp Qtr % Change
Noninterest-bearing demand	$5,648,935	$5,640,123	—%	$5,738,557	$5,652,228	$5,712,115	(1)%
Savings	5,222,869	5,162,468	1%	5,132,247	5,125,147	5,133,688	2%
Interest-bearing demand	7,683,402	8,031,707	(4)%	7,623,230	7,394,550	7,265,621	6%
Money market	5,988,947	6,079,551	(1)%	5,924,269	5,942,147	5,995,005	—%
Network transaction deposits	1,843,998	1,847,972	—%	1,690,745	1,644,305	1,595,312	16%
Brokered CDs	4,089,844	4,315,311	(5)%	4,514,841	4,247,941	3,927,727	4%
Other time deposits	3,725,205	3,756,332	(1)%	3,713,579	3,314,507	2,999,936	24%
Total deposits	34,203,201	34,833,464	(2)%	34,337,468	33,320,825	32,629,404	5%
Other customer funding(c)	80,010	87,693	(9)%	94,965	104,115	87,161	(8)%
Total deposits and other customer funding	$34,283,211	$34,921,157	(2)%	$34,432,433	$33,424,940	$32,716,565	5%
Net deposits and other customer funding(d)	$28,349,369	$28,757,874	(1)%	$28,226,848	$27,532,694	$27,193,526	4%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Loans held for sale have been included in the average balances.
(b) Prior periods have been adjusted to conform with current period presentation.
(c) Includes repurchase agreements.
(d) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
(Dollars in thousands)	Jun 2025	Jun 2024	2Q25	1Q25	4Q24	3Q24	2Q24
Selected equity and performance ratios(a)
Average stockholders' equity / average assets	10.88%	10.20%	10.90%	10.86%	10.76%	10.46%	10.14%
Tangible common equity / tangible assets (TCE Ratio) (b)			8.06%	7.96%	7.82%	7.50%	7.18%
Return on average equity	9.17%	9.48%	9.43%	8.91%	(14.20)%	8.09%	11.16%
Return on average tangible common equity (ROATCE) (c)	12.66%	13.78%	12.96%	12.34%	(20.27)%	11.52%	16.25%
Return on average common equity Tier 1 (ROACET1) (c)	12.20%	12.42%	12.57%	11.82%	(19.28)%	10.53%	14.54%
Return on average tangible assets(c)	1.04%	1.01%	1.07%	1.01%	(1.55)%	0.89%	1.18%
Tangible common equity reconciliation(b)
Common equity			$4,586,669	$4,492,446	$4,411,450	$4,219,125	$4,048,225
Less: Goodwill and other intangible assets, net			1,132,247	1,134,450	1,136,653	1,138,855	1,141,058
Tangible common equity for TCE Ratio and TBV / share			$3,454,422	$3,357,996	$3,274,797	$3,080,269	$2,907,167
Tangible assets reconciliation(b)
Total assets			$43,993,729	$43,309,136	$43,023,068	$42,210,815	$41,623,908
Less: Goodwill and other intangible assets, net			1,132,247	1,134,450	1,136,653	1,138,855	1,141,058
Tangible assets for TCE Ratio			$42,861,482	$42,174,686	$41,886,415	$41,071,960	$40,482,850
Average tangible common equity and average common equity Tier 1 reconciliation(b)
Average common equity	$4,487,789	$3,979,681	$4,538,549	$4,436,467	$4,334,230	$4,136,615	$3,972,092
Less: Average goodwill and other intangible assets, net	1,134,600	1,143,478	1,133,627	1,135,584	1,137,826	1,140,060	1,142,368
Average tangible common equity for ROATCE	3,353,189	2,836,203	3,404,922	3,300,883	3,196,404	2,996,555	2,829,725
Modified CECL transitional amount	—	22,425	—	—	22,425	22,425	22,425
Average accumulated other comprehensive loss(d)	46,443	214,850	28,405	64,680	151,862	172,711	241,634
Average deferred tax assets, net	24,638	18,404	24,392	24,886	23,462	23,564	24,506
Average common equity Tier 1 for ROACET1	$3,424,270	$3,091,883	$3,457,719	$3,390,449	$3,394,154	$3,215,255	$3,118,290
Average tangible assets reconciliation(b)
Average total assets	$43,027,526	$40,932,710	$43,420,063	$42,630,627	$42,071,562	$41,389,711	$41,100,606
Less: Average goodwill and other intangible assets, net	1,134,600	1,143,478	1,133,627	1,135,584	1,137,826	1,140,060	1,142,368
Average tangible assets for return on average tangible assets	$41,892,926	$39,789,232	$42,286,436	$41,495,043	$40,933,736	$40,249,651	$39,958,238
Adjusted net income (loss) reconciliation(c)
Net income (loss)	$212,916	$196,742	$111,230	$101,687	$(161,615)	$88,018	$115,573
Other intangible amortization, net of tax	3,304	3,304	1,652	1,652	1,652	1,652	1,652
Adjusted net income (loss) for return on average tangible assets	$216,220	$200,046	$112,882	$103,339	$(159,963)	$89,670	$117,225
Adjusted net income (loss) available to common equity reconciliation(c)
Net income (loss) available to common equity	$207,166	$190,992	$108,355	$98,812	$(164,490)	$85,143	$112,698
Other intangible amortization, net of tax	3,304	3,304	1,652	1,652	1,652	1,652	1,652
Adjusted net income (loss) available to common equity for ROATCE and ROACET1	$210,470	$194,296	$110,007	$100,464	$(162,838)	$86,795	$114,350
Pre-tax pre-provision income (loss)
Income (loss) before income taxes	$260,724	$204,068	$139,629	$121,095	$(177,752)	$108,142	$102,884
Provision for credit losses	30,999	47,009	17,996	13,003	16,986	20,991	23,008
Pre-tax pre-provision income (loss)	$291,723	$251,077	$157,625	$134,098	$(160,766)	$129,133	$125,892
Period end core customer deposits reconciliation
Total deposits			$34,147,565	$35,196,713	$34,648,434	$33,554,298	$32,691,039
Less: Network transaction deposits			1,792,362	1,882,930	1,758,388	1,566,908	1,502,919
Less: Brokered CDs			4,072,048	4,197,512	4,276,309	4,242,670	4,061,578
Core customer deposits			$28,283,155	$29,116,271	$28,613,737	$27,744,719	$27,126,542
Average core customer deposits reconciliation
Average total deposits	$34,516,592	$32,948,231	$34,203,201	$34,833,464	$34,337,468	$33,320,825	$32,629,404
Less: Average network transaction deposits	1,845,974	1,623,625	1,843,998	1,847,972	1,690,745	1,644,305	1,595,312
Less: Average brokered CDs	4,201,955	4,098,304	4,089,844	4,315,311	4,514,841	4,247,941	3,927,727
Average core customer deposits	$28,468,663	$27,226,302	$28,269,359	$28,670,181	$28,131,882	$27,428,578	$27,106,365
Numbers may not recalculate due to rounding conventions.
(a)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor, and compare the quality and composition of our capital with the capital of other financial services companies.
(b)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and strength.
(c)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(d)The Corporation is not classified as an advanced approaches holding company as defined by the Federal Reserve. As such, the Corporation has elected to be subject to the AOCI-related adjustments when calculating common equity tier 1 capital which allows the Corporation to opt-out of the requirement to include most components of AOCI in common equity tier 1 capital. This adjustment reflects that election.

Associated Banc-Corp Non-GAAP Efficiency Ratios Reconciliation(a)	YTD	YTD
(Dollars in thousands)	Jun 2025	Jun 2024	2Q25	1Q25	4Q24	3Q24	2Q24
Total expense for efficiency ratios reconciliation
Noninterest expense	$419,971	$393,518	$209,352	$210,619	$224,282	$200,597	$195,861
Less: Other intangible amortization	4,405	4,405	2,203	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	415,566	389,112	207,149	208,416	222,080	198,394	193,658
Less: FDIC special assessment	—	7,696	—	—	—	—	—
Less: Announced initiatives(b)	—	—	—	—	14,243	—	—
Total expense for adjusted efficiency ratio	$415,566	$381,416	$207,149	$208,416	$207,836	$198,394	$193,658
Total revenue for efficiency ratios reconciliation
Net interest income	$585,940	$514,451	$300,000	$285,941	$270,289	$262,509	$256,593
Noninterest income (loss)	125,754	130,144	66,977	58,776	(206,772)	67,221	65,159
Less: Investment securities gains (losses), net	11	3,947	7	4	(148,194)	100	67
Fully tax-equivalent adjustment	8,483	7,516	4,228	4,254	3,680	3,723	3,747
Total revenue for fully tax-equivalent efficiency ratio	720,166	648,165	371,198	348,968	215,390	333,353	325,432
Less: Announced initiatives(b)	(6,976)	—	—	(6,976)	(130,406)	—	—
Total revenue for adjusted efficiency ratio	$727,142	$648,165	$371,198	$355,943	$345,795	$333,353	$325,432
Efficiency ratios (expense / revenue)
Fully tax-equivalent efficiency ratio	57.70%	60.03%	55.81%	59.72%	103.11%	59.51%	59.51%
Adjusted efficiency ratio	57.15%	58.85%	55.81%	58.55%	60.10%	59.51%	59.51%

Nonrecurring Item Reconciliation
(Dollars in thousands, except per share data)	4Q24	4Q24 per share data (diluted)
GAAP net (loss)	$(161,615)	$(1.03)
Loss on mortgage portfolio sale(c)	130,406	0.82
Provision on initiatives	1,460	0.01
Net loss on sale of investments(c)	148,183	0.93
Loss on prepayments of FHLB advances	14,243	0.09
Tax effect	(38,655)	(0.24)
Net income, excluding nonrecurring items, net of tax	94,022	$0.57
Less preferred stock dividends	(2,875)
Net income available to common equity, excluding nonrecurring items, net of tax	$91,147

Nonrecurring Item Noninterest Income Reconciliation	YTD		YTD
(Dollars in thousands)	Jun 2025	1Q25	Dec 2024	4Q24
GAAP noninterest income (loss)	$125,754	$58,776	$(9,407)	$(206,772)
Less: Loss on mortgage portfolio sale(c)	(6,976)	(6,976)	(130,406)	(130,406)
Less: Net loss on sale of investments(c)	—	—	(148,183)	(148,183)
Noninterest income, excluding nonrecurring items	$132,729	$65,752	$269,182	$71,816

Nonrecurring Item Noninterest Expense Reconciliation			YTD
(Dollars in thousands)			Dec 2024	4Q24
GAAP noninterest expense			$818,397	$224,282
Loss on prepayments of FHLB advances(c)			(14,243)	(14,243)
Noninterest expense, excluding nonrecurring items			$804,154	$210,039
Numbers may not recalculate due to rounding conventions.
(a)Prior periods have been adjusted to conform with current period presentation.
(b)Announced initiatives include the loss on mortgage portfolio sale and loss on prepayment of FHLB advances as a result of balance sheet repositionings that the Corporation announced in the fourth quarter of 2024. The net loss on the sale of investments is already excluded from noninterest income within the efficiency ratio.
(c)These items classified as nonrecurring items are the result of balance sheet repositionings that the Corporation announced in the fourth quarter of 2024.